Exhibit 3.2

STATE OF DELAWARE CERTIFICATE OF INCORPORATION A STOCK CORPORATION (WITH DIRECTORS LIABILITY) State or Delaware Secretary or State DM1lon of Corporatton Dellnred 03:32 PM 10 / 16 i 2018 FILED 03:32 PM 10 / 16 i 2018 SR 20187167947 • FIie Number 7105181 The undersigned lncorporator hereby certifie$ as follows: 1. The name of the Corporation is _ c _ oep..;...u _ a _ Ptier _ m _ ace _ 1.i1 _ 1ca _1 e _ ' " . - c . _ 2. The Registered Office of the corporation in the State of Delaware is located at 251 Little Fells Drive ( street ), in the City of Wllmlngton County of_N_ew_c_aa_u_, ----- Zip Code 19eos • The name of the Registered Agent at such addre$.S t1pon whom process against this corporation may be served is Corporation s,rv1oa company 3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. 4. The total amount of stock this corporation is authorized to issue is shares (number of authorized shares) with a par value of eoo,000,000 $ 0.0001 per share. 5. The name and mailing address of the inoorporator are as follows: Name Mark A. Grace, Eaqulm Malling Address Cohen & Grace, LLC, 105 8111Untloh Or,, Suite 300 Pittsburgh, PA Zip Code_11S_2.3...r. 6. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of flduolary duty by such director as a director, Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (I) for breach of the director's duty of loyalty to the Corporation or lts stockholders, (ii) for acts or omissions not ln good faith or which Involve Intentional misconduct or a knowing violation of the law, (iii) pursuant to Section t 74 of the Delaware General Corporll . tion Law or (Iv) for any transaction from which the director derived an improper personal benefit . No amendment to or repeal of this Article Sixth shall apply to or have any effect on the liability or all . eged liability of any director of the Corporation for or with respect to any acts or omissions of such direc or occurrlng prior to such amendment . lncorporator Name: Merle A . Grace Print or Type